EXHIBIT 10.1(b)

SECOND AMENDMENT TO REAL ESTATE LEASE

THIS AGREEMENT is entered into this 12th day of August, 1999, by and between TIPPMANN PROPERTIES, INC., agent for JOHN V. TIPPMANN, SR.,(hereinafter referred to as “Lessor”), and TOWER FINANCIAL CORPORATION (hereinafter referred to as “Lessee”), and WITNESSETH:

WHEREAS, the parties hereto entered into a Real Estate Lease dated January 1, 1999, First Amended on March 8, 1999, currently covering approximately 14,091 usable square feet of premises commonly known as 116 East Berry Street, Suite 100, Fort Wayne, Indiana;

AND WHEREAS, Lessee and Lessor are desirous of leasing approximately six thousand nine hundred twenty-four (6,924) square feet of additional office space located on the second (2nd) floor East side.

NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.	The Leased Premises shall be increased to reflect approximately six thousand nine hundred twenty-four (6,924) square feet of additional office space as depicted on the attached Exhibit “A” Area 1.

2.	Beginning October 1, 1999 through December 31, 1999, the monthly rent for the additional 6,924 square feet shall be Two Thousand Eight Hundred Twelve and 88/100th Dollars ($2,812.88).

3.
Beginning January 1, 2000, the rent of the approximately six thousand nine hundred twenty-four (6,924) square feet of additional office space shall be the same as the existing Lease rates in effect and shall be concurrent with the existing rent structure as set in Section 4. Rent.

4.
So long as Lessor has not received a prior bona fide offer from a third party to lease the mezzanine area on the west side of the Leased Premises (“West Mezzanine Space”) approximately 12,617 square feet. Lessee shall have the right, on five (5) business days notice to Lessor, to lease such West Mezzanine Space, on terms and conditions as set forth in the Lease, and for same per square foot rental rate that is then in effect (subject to increase as provided herein).

5.	Except as hereby amended, all other terms and conditions contained in the original Real Estate Lease are hereby reaffirmed and left unchanged by the terms of this First Amendment.

IN WITNESS WHEREOF, the parties hereto have duly executed this Second Amendment on the day and year first above written.

TIPPMANN PROPERTIES INC., Agent		TOWER FINANCIAL CORPORATION
for John V. Tippmann, Sr. (“Lessor”)		(“Lessee”)

BY:	/s/ Charles E. Tippmann	BY:	/s/ Kevin J. Himmelhaver

PRINTED:	Charles E. Tippmann	PRINTED:	Kevin J. Himmelhaver